Exhibit 99.1

Broadcom Completes Acquisition of VMware

SAN JOSE, Calif., November 22, 2023 – Broadcom Inc. (NASDAQ: AVGO), a global technology leader that designs, develops, and supplies semiconductor and infrastructure software solutions, today announced that it has completed its acquisition of VMware, Inc. VMware’s common stock will now cease to be traded on the New York Stock Exchange (NYSE).

Hock Tan, President and Chief Executive Officer of Broadcom, said, “We are excited to welcome VMware to Broadcom and bring together our engineering-first, innovation-centric teams as we take another important step forward in building the world’s leading infrastructure technology company. With a shared focus on customer success, together we are well positioned to enable global enterprises to embrace private and hybrid cloud environments, making them more secure and resilient. Broadcom has a long track record of investing in the businesses we acquire to drive sustainable growth, and that will continue with VMware for the benefit of the stakeholders we serve.”

Broadcom’s focus moving forward is to enable enterprise customers to create and modernize their private and hybrid cloud environments. At the core, Broadcom will invest in VMware Cloud Foundation, the software stack that serves as the foundation of private and hybrid clouds. Incremental to Broadcom’s investment in VMware Cloud Foundation, VMware will offer a rich catalog of services to modernize and optimize cloud and edge environments, including VMware Tanzu to help accelerate deployment of applications, as well as Application Networking (Load Balancing) and Advanced Security services, and VMware Software-Defined Edge for Telco and enterprise edges.

VMware Stockholder Election Results

In connection with the acquisition of VMware, Broadcom previously announced the results of the merger consideration elections made by VMware stockholders of record in its press release dated October 30, 2023.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops, and supplies a broad range of semiconductor, enterprise software and security solutions. Broadcom’s category-leading product portfolio serves critical markets including cloud, data center, networking, broadband, wireless, storage, industrial, and enterprise software. Our solutions include service provider and enterprise networking and storage, mobile device and broadband connectivity, mainframe, cybersecurity, and private and hybrid cloud infrastructure. Broadcom is a Delaware corporation headquartered in San Jose, CA. For more information, go to www.broadcom.com.
Cautionary Statement Regarding Forward-Looking Statements

This communication relates to Broadcom’s acquisition of VMware and includes forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended. These forward-looking statements include but are not limited to statements that relate to our expected future business and financial performance, the anticipated benefits of the transaction, the anticipated impact of the transaction on the combined business, and the expected synergies from the transaction. These forward-looking statements are identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words or phrases. These forward-looking statements are based on current expectations and beliefs of Broadcom management and current market trends and conditions.

These forward-looking statements involve risks and uncertainties that are outside Broadcom’s control and may cause actual results to differ materially from those contained in forward-looking statements, including but not limited to: our ability to maintain relationships with customers, suppliers and other business partners; the effect of the transaction on our operating results and business; our ability to implement plans, achieve forecasts and meet other expectations with respect to the combined business and realize expected synergies; unexpected costs, charges and expenses; our ability to successfully integrate VMware’s operations; difficulties in retaining and hiring key personnel and employees due to the transaction and business combination; the diversion of management time on integration; significant indebtedness, including indebtedness incurred in connection with the transaction, and the need to generate sufficient cash flows to service and repay such debt; the disruption of current plans and operations; cyber-attacks, information security and data privacy; global political and economic conditions, including cyclicality in the semiconductor industry and in our other target markets, rising interest rates, the impact of inflation and challenges in manufacturing and the global supply chain; the impact of public health crises, such as pandemics (including COVID-19) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; and events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission, which you may obtain for free at its website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Broadcom Inc.
Ji Yoo
Investor Relations
408-433-8000
investor.relations@broadcom.com

Joele Frank / Arielle Rothstein / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

(AVGO-Q)